EXHIBIT 99.1
For Immediate Release

Contact:                         Willing L. Biddle, CEO or
John T. Hayes, CFO
Urstadt Biddle Properties Inc.
(203) 863-8200

URSTADT BIDDLE PROPERTIES INC. REPORTS FOURTH QUARTER
AND FISCAL 2013 OPERATING RESULTS

Greenwich, Connecticut, December 13, 2013 -- Urstadt Biddle Properties Inc. (NYSE: UBA and UBP), a real estate investment trust, today announced its fourth quarter and full year financial results for the fiscal year ended October 31, 2013.  The company also announced an increase in the quarterly dividend rate on its Class A Common stock.

Diluted funds from operations ("FFO") for the quarter ended October 31, 2013 amounted to $9,101,000 or $0.26 per Common share and $0.29 per Class A Common share compared with $5,945,000 or $0.19 per Common share and $0.20 per Class A Common share in last year's fourth quarter. For the year ended October 31, 2013, diluted FFO amounted to $29,506,000 or $0.86 per Common Share and $0.95 per Class A Common share compared with $30,627,000 or $0.98 per Common Share and $1.08 per Class A Common share in fiscal 2012. The FFO amounts above include several significant one-time items in fiscal 2013 and fiscal 2012.  In an effort to assist investors in analyzing changes to FFO, we have included a second FFO reconciliation table which explains the effect of these one-time items on the company's FFO per share.

Net income applicable to Common and Class A Common stockholders for the quarter ended October 31, 2013 amounted to $3,992,000 or $0.12 per diluted Common share and $0.13 per diluted Class A Common share compared with $1,579,000 or $0.05 per diluted Common share and $0.05 per diluted Class A Common share in last year's fourth quarter.  For the year ended October 31, 2013, net income applicable to Common and Class A Common stockholders was $10,613,000 or $0.31 per diluted Common share and $0.34 per diluted Class A Common share compared to $12,966,000 or $0.41 per diluted Common share and $0.46 per diluted Class A Common share in fiscal 2012.

The per share amounts for both FFO and net income in fiscal 2013 include the dilutive effect of the issuance of 2.5 million Class A Common shares in a follow-on public offering and 5.175 million shares of a new Series F preferred stock, both in October 2012.  The common stock offering raised net proceeds of $48 million and the preferred stock offering raised an additional $125 million, which funds were not fully invested until May 2013.  The primary purpose of the preferred stock offering was to fund the future redemption of the Series E and Series C preferred stock.  Although the company incurred an additional $1.1 million in preferred stock dividends for the year ended October 31, 2013 as a result of the October 2012 preferred offering, the lower coupon rate of that offering will save the company $1.375 million in annual preferred dividends in perpetuity. The company redeemed the Series E preferred stock in November 2012 at a make-whole price of $25.77 per share, which included a $0.77 per share make-whole premium of $1.8 million over the $25 per share liquidation preference.  In addition, the company re-purchased 44% of the Series C preferred stock outstanding at a slight premium, but for less than the cost of scheduled dividends to the stated call date.  The company redeemed the remaining Series C preferred stock at $25 per share (par value) on May 29, 2013, which was the earliest date permissible.  As a result of the redemption of the Series E preferred stock and the Series C preferred stock, the company incurred charges to expense the original issue costs of these preferred shares.  The costs expensed, together with the Series E premium, amounted to $4.2 million, all of which was chargeable in the first three quarters of fiscal 2013.  In addition, the per share amounts for both FFO and net income for the fiscal year ended October 31, 2013 include a $1.46 million gain on the sale of marketable securities.  A majority of the securities sold had been purchased in November 2012 with proceeds from the company's stock offerings completed in October 2012.  The per share amounts for both FFO and net income also include property acquisition costs for the three and twelve months ended October 31, 2013 of $42,000 and $857,000, respectively.

Base rental income (exclusive of a provision for tenant credit losses and straight line rent) from properties owned in both the three months and fiscal years ended October 31, 2013 and 2012 increased by $155,000 and $430,000, respectively, as a result of normal base rental increases in the portfolio and new leasing in excess of new vacancies.

At October 31, 2013, the percentage of the gross leasable area of the Company's consolidated core properties that was leased amounted to 90.11%, an increase of 0.94% from the end of fiscal 2012 and up 0.17% from the prior quarter.  The Company has 5 equity investments in unconsolidated joint ventures (537,000 square feet); at October 31, 2013, those properties were 96.12% leased.

Commenting on fiscal 2013 operating results, Willing L. Biddle, Chief Executive Officer of UBP, said "We are extremely pleased that in fiscal 2013 we were able to put to work all of the $173 million in equity capital we raised at the end of fiscal 2012.  During fiscal 2013, we used $100 million of that capital to refinance our higher yielding Series C and E preferred stock with a new series of preferred stock that has a coupon rate which is 138 basis points lower than that of the Series C and E preferred stock.  We used the remaining capital raised in fiscal 2012 to purchase 9 retail properties and two office buildings at an aggregate cost of $67.1 million and to purchase a 50% undivided interest in two additional retail properties at an aggregate cost of $18 million.  In addition, we are in contract to purchase five retail properties in our core marketplace.  The first property, located in northern New Jersey, is an $11.0 million, 56,000 sf shopping center anchored by a 31,000 sf A&P Fresh supermarket and is subject to the assumption of a mortgage in the amount of $7.8 million.  The second property, also in northern New Jersey, is an $18.4 million, 63,000 sf shopping center anchored by a 49,000 sf A&P Fresh supermarket and is subject to the assumption of a mortgage in the amount of $8 million. The third property is a $9 million shopping center located in Fairfield County, Connecticut that is anchored by a 7,600 sf Rite Aid Pharmacy. We will be purchasing a 50% undivided equity interest in the remaining two properties, both located in our core marketplace, at a combined equity investment of approximately $7 million.  In addition, in December 2013, we closed on the sale of our two Chrysler warehouse properties for $14.75 million.  These two properties are not in our core portfolio and it has been our intent for a number of years to sell them when market conditions were favorable.  We will re-invest the proceeds of this sale in grocery anchored shopping centers in our core marketplace.  Also in December, we sold our remaining Queens, NY property, an 11,000 sf shopping center, for $3.3 million."

Continuing, Mr. Biddle said, "The Company's primary focus continues to be leasing the vacant space in our portfolio.  Previously, we identified four properties in the portfolio where occupancy has fallen for various reasons and we tailored leasing strategies to improve each property's operating results.  In Meriden, CT, two substantial leases signed in the third quarter, one with Fitness Edge, a regional quality health club, for 33,300 sf, and another with PetSmart for 13,000 sf, are expected to begin accruing rent in early fiscal 2014.  At the company's property in White Plains, NY, we are continuing to pursue a zoning change which, if granted, may significantly improve our ability to re-develop and add value to that center.  At our property in Yorktown, NY, construction of a self-storage facility in 60,000 sf of warehouse space is well under way and should enable us to generate higher income than the former warehouse use.  At the last property, located in Briarcliff Manor, NY, the re-development and construction of a new CVS Pharmacy has already begun."

UBP Announces an Increase in Dividends to its Shareholders for the Twentieth Consecutive Year

At their regular December meeting, the company's Directors approved an increase in the quarterly dividend rate on shares of the company's Class A Common stock.  The quarterly dividend rate declared for Class A Common stock was increased to $0.2525 per share, which represents an annualized increase of $0.01 per share for the Class A Common shares.  The Board of Directors declared a quarterly dividend for the Common shares of $0.225 per share, unchanged from the prior quarter.  The $0.01 increase on the Class A Common Stock dividend represents the twentieth consecutive year that the company has increased total dividends to its shareholders.  The Class A Common and Common dividends are payable January 17, 2014 to stockholders of record on January 3, 2014.

Urstadt Biddle Properties Inc. is a self-administered equity real estate investment trust which owns or has equity interests in 66 properties containing approximately 5.1 million square feet of space.  Listed on the New York Stock Exchange since 1970, it provides investors with a means of participating in ownership of income-producing properties. It has paid 176 consecutive quarters of uninterrupted dividends to its shareholders since its inception and has raised total dividends to its shareholders for the last 20 consecutive years.

Non-GAAP Financial Measure
Funds from Operations ("FFO")

The company considers FFO to be a meaningful additional measure of operating performance because it primarily excludes the assumption that the value of its real estate assets diminishes predictably over time and industry analysts have accepted it as a performance measure.  FFO is presented to assist investors in analyzing the performance of the company.  The company reports FFO in addition to net income applicable to common shareholders and net cash provided by operating activities.  FFO is helpful as it excludes various items included in net income that are not indicative of the company's operating performance, such as gains (or losses) from sales of property and depreciation and amortization.  The company has adopted the definition suggested by the National Association of Real Estate Investment Trusts ("NAREIT").  The company defines FFO as net income computed in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), excluding gains (or losses) from sales of property plus real estate related depreciation and amortization, and after adjustments for unconsolidated joint ventures.  FFO does not represent cash flows from operating activities in accordance with U.S. GAAP and is not indicative of cash available to fund cash needs.  FFO should not be considered as an alternative to net income as an indicator of the company's operating performance or as an alternative to cash flow as a measure of liquidity.  Since all companies do not calculate FFO in a similar fashion, the company's calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.  This quarter, the company also has presented an alternative table of reconciliation between Net Income Available to Common and Class A Common Stockholders to FFO, removing the effects of preferred stock redemption costs, excess preferred stock dividends, property acquisition costs and gains on the sale of marketable equity securities from both fiscal 2012 and fiscal 2013 operating results.

Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among other things, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.
 (Table Follows)

URSTADT BIDDLE PROPERTIES INC. (NYSE: UBA AND UBP)
FISCAL YEAR AND FOURTH QUARTER 2013 RESULTS
 (in thousands, except per share data)

	Fiscal Year Ended		Three Months Ended
	October 31,		October 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)	(Unaudited)
Revenues
Base rents	$69,094	$66,878	$17,845	$17,059
Recoveries from tenants	22,594	20,603	5,527	5,244
Lease termination income	214	89	66	2
Other income	2,343	2,160	623	355
Total Revenues	94,245	89,730	24,061	22,660

Expenses
Property operating	17,471	14,200	3,859	3,406
Property taxes	15,524	15,114	3,976	3,885
Depreciation and amortization	17,769	16,637	4,865	4,197
General and administrative	8,211	7,545	1,966	1,890
Acquisition costs	857	296	42	-
Directors' fees and expenses	337	262	87	61
Total Operating Expenses	60,169	54,054	14,795	13,439
Operating Income	34,076	35,676	9,266	9,221
Non-Operating Income (Expense):
Interest expense	(9,094)	(9,148)	(2,320)	(2,511)
Gain on sale of marketable securities	1,460	-	-	-
Equity in net income (loss) from unconsolidated joint ventures	1,318	(138)	368	(95)
Interest, dividends and other investment income	1,345	892	(36)	219
Income from Continuing Operations Before Discontinued Operations	29,105	27,282	7,278	6,834
Discontinued Operations (Note 1):
Income from discontinued operations	1,308	1,478	318	383
Net Income	30,413	28,760	7,596	7,217
Noncontrolling interests:
Net income attributable to noncontrolling interests	(618)	(500)	(151)	(164)
Net income attributable to Urstadt Biddle Properties Inc.	29,795	28,260	7,445	7,053
Preferred stock dividends	(14,949)	(13,267)	(3,453)	(3,447)
Redemption of preferred stock	(4,233)	(2,027)	-	(2,027)
Net Income Applicable to Common and Class A Common Stockholders	$10,613	$12,966	$3,992	$1,579

Diluted Earnings Per Share:
Per Common Share:
Income from continuing operations	$0.27	$0.36	$0.11	$0.04
Income from discontinued operations	$0.04	$0.05	$0.01	$0.01
Net Income Applicable to Common Stockholders	$0.31	$0.41	$0.12	$0.05

Per Class A Common Share:
Income from continuing operations	$0.30	$0.41	$0.12	$0.04
Income from discontinued operations	$0.04	$0.05	$0.01	$0.01
Net Income Applicable to Class A Common Stockholders	$0.34	$0.46	$0.13	$0.05

Weighted Average Number of Diluted Shares Outstanding:
Common and Common Equivalent	8,383	8,204	8,444	8,320
Class A Common and Class A Common Equivalent	23,357	20,964	23,389	21,554

NOTE 1
As of October 31, 2013, the company's two warehouse properties are accounted for as held for sale and as such, the operating results of the two warehouse properties in the above consolidated statements of income are shown as discontinued operations for all periods presented.

URSTADT BIDDLE PROPERTIES INC. (NYSE: UBA AND UBP)
FISCAL YEAR AND FOURTH QUARTER ENDED 2013 RESULTS
 (in thousands, except per share data)

Reconciliation of Net Income Available to Common and Class A Common Stockholders To Funds From Operations:	Fiscal Year Ended October 31,		Three Months Ended October 31,
	2013	2012	2013	2012
Net Income Applicable to Common and Class A Common Stockholders	$10,613	$12,966	$3,992	$1,579

Real property depreciation	14,147	13,277	3,712	3,436
Amortization of tenant improvements and allowances	2,957	2,875	892	638
Amortization of deferred leasing costs	593	426	242	107
Depreciation and amortization of discontinued operations	47	84	-	16
Depreciation and amortization on unconsolidated joint ventures	974	911	263	169
Loss on sale of property	175	88	-	-
Funds from Operations Applicable to Common and Class A Common Stockholders	$29,506	$30,627	$9,101	$5,945

Funds from Operations (Diluted) Per Share:
Common	$0.86	$0.98	$0.26	$0.19
Class A Common	$0.95	$1.08	$0.29	$0.20

The following table reconciles the company's net income (loss) available to Common and Class A Common Stockholders to Funds From Operations for the three months and fiscal year ended October 31, 2013 after removing the preferred stock redemption charges, excess preferred stock dividends, property acquisitions costs and gain on marketable securities. (See Note 1).

Reconciliation of Net Income Available to Common and Class A Common Stockholders To Recurring Funds From Operations:	Fiscal Year Ended October 31,		Three Months Ended October 31,
	2013	2012	2013	2012
Net Income Applicable to Common and Class A Common Stockholders	$10,613	$12,966	$3,992	$1,579
Add: Redemption of preferred stock charges	4,233	2,027	-	2,027
Add: Excess preferred stock dividends (Note 1)	1,105	174	-	174
Add: Property Acquisition Costs	857	296	42	-
Less: Gain on marketable equity securities	(1,460)	-	-	-
Net Income Applicable to Common and Class A Common Stockholders	15,348	15,463	4,034	3,780

Real property depreciation	14,147	13,277	3,712	3,436
Amortization of tenant improvements and allowances	2,957	2,875	892	638
Amortization of deferred leasing costs	593	426	242	107
Depreciation and amortization of discontinued operations	47	84	-	16
Depreciation and amortization on unconsolidated joint ventures	974	911	263	169
Loss on sale of property	175	88	-	-
Funds from Operations Applicable to Common and Class A Common Stockholders	$34,241	$33,124	$9,143	$8,146

Funds from Operations (Diluted) Per Share:
Common	$1.00	$1.06	$0.27	$0.25
Class A Common	$1.11	$1.17	$0.30	$0.28

Note 1 – The Company sold preferred stock in October of 2012 for the main purpose of redeeming its Series E and Series C preferred stock.  The company redeemed the Series E on November 21, 2012 and redeemed the Series C on May 29, 2013.  Until this redemption was able to take place the Company incurred excess preferred stock dividends in fiscal 2013 and 2012 as stated in the chart above.

Balance Sheet Highlights
(in thousands)
	October 31,	October 31,
	2013	2012
	(Unaudited)
Assets
Cash and Cash Equivalents	$2,945	$78,092

Real Estate investments before accumulated depreciation	$732,159	$660,375

Investments in and advances to unconsolidated joint ventures	$31,432	$26,708

Total Assets	$650,026	$724,243

Liabilities
Revolving credit lines	$9,250	$11,600

Mortgage notes payable and other loans	$166,246	$143,236

Total Liabilities	$192,268	$228,304

Redeemable Preferred Stock	$-	$21,510

Redeemable Noncontrolling Interests	$11,843	$11,421

Total Stockholders' Equity	$445,915	$463,008